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                                                                  Exhibit 10.9.c

                                 First Amendment
                                       of
        FMC Technologies, Inc. Non-Qualified Savings and Investment Plan

     WHEREAS, FMC Technologies, Inc. (the "Company") maintains the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan (the "Plan"); and

     WHEREAS, since its spin-off from FMC Corporation, the Company has allowed participants in the Plan to continue to hold or sell balances in the FMC Corporation Stock Fund in the participants' discretion, but has prohibited new investments in the FMC Corporation Stock Fund;

     WHEREAS, the Company now deems necessary and desirable to amend the Plan to eliminate the FMC Corporation Stock Fund from the investment options offered under the Plan; and

     NOW, THEREFORE, by virtue of the authority reserved to the Company by
Article IX of the Plan, the Plan is hereby amended effective as of July 1, 2003, as follows:

     Section 6.1 Deemed Investments is here by amended by adding the following to the end thereof:

          (e) "Effective July 1, 2003 the FMC Corporation Stock Fund will be eliminated as a Permitted Investment in the Plan. The Company will direct the Trustee to sell any balances remaining in the FMC Corporation Stock Fund on June 30, 2003 and reinvest the proceeds from such sale into another Permitted Investment under the Plan to be designated by the Company at the time. It is currently anticipated that any remaining balances in the FMC Corporation Stock Fund will be transferred to the Fidelity Retirement Government Money Market Portfolio."

     IN WITNESS WHEREOF, the undersigned officer has executed this amendment on behalf of the Company, this 30/th/ day of August 2002.

                                            FMC Technologies, Inc.

                                            By:   /s/ William H. Schumann
                                               --------------------------
                                                   Senior Vice President and
                                                   Chief Financial Officer